EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-112853, 333-116418 and 333-128656) and the Registration Statements on Form S-3 (File Nos. 333-114967, 333-114281, 333-128655 and 333-128189) of DDi Corp. of our report dated March 9, 2007 relating to the consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
March 9, 2007
Orange County, California